CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

AMENDMENT 1
TO
MASTER PROFESSIONAL SERVICES AGREEMENT

This Amendment 1 to Master Professional Services Agreement (this “MPSA Amendment”) is entered into effective September 04, 2014 (the “MPSA Amendment Effective Date”) by and between CoreLogic Solutions, LLC, a California limited liability company, with principal offices at 40 Pacifica, Irvine, CA 92618, formerly known as CoreLogic Real Estate Solutions, LLC (“CoreLogic”), and Cognizant Technology Solutions U.S. Corporation, a Delaware corporation having a principal place of business at 211 Quality Circle, College Station, TX 77845 (“Supplier”) (collectively, the “Parties” and each, a “Party”).
This MPSA Amendment is entered into pursuant to and subject to that certain Master Professional Services Agreement (“Master Professional Services Agreement” or “MPSA”) dated as of August 17, 2011 by and between the Parties, the terms of which, except as may be expressly modified or excluded herein, are incorporated herein by reference.
RECITALS
WHEREAS the Parties desire to document changes such as modifications to Schedule 11 (MRC and Termination Charges) accordingly as set forth in this MPSA Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Section 1.4 of Schedule 11 to the MPSA is amended by deleting the section in its entirety and replace it as follows:

1.4    Term of Obligations. Each Party’s obligations under this Schedule shall be applicable for the six (6) year period after the Effective Date (the “MRC Period”); provided that CoreLogic’s obligation to pay an Annual Shortfall Payment pursuant to Section 2.4, CoreLogic’s obligation to pay Termination Charges pursuant to Section 3, and Supplier’s obligation to issue a *** pursuant to Section 2.5(b)(i) shall survive the MRC Period as well as any termination of the MPSA. Thereafter, unless otherwise expressly provided in a Supplement, CoreLogic shall have no Minimum Revenue Commitment obligations, and there shall be no Termination Charges associated with any termination of the Agreement or any Supplement in whole or in part by CoreLogic pursuant to Article 20 of the MPSA.

2.	Section 2.2 of Schedule 11 to the MPSA is amended by deleting the MRC table and replacing it as follows:

Contract Year 1: $***
Contract Year 2: $***
Contract Year 3: $***
Contract Year 4: $***
Contract Year 5:    $***
Contract Year 6: $***

3.	Section 2.3 of Schedule 11 to the MPSA is amended by deleting the section in its entirety and replace it as follows:

2.3    ECA Adjustment of Annual MRC Portions. The Annual MRC Portions shall not be subject to any ECA Adjustment (as defined in Section 13.3 of Schedule A-4) during the first Contract Year. Thereafter, at the beginning of each Contract Year during the MRC Period, the Annual MRC Portions for the remaining Contract Years during the MRC Period shall be adjusted by the Inflation Factor for such Contract Year, provided that *** there is *** Actual Inflation for such Contract Year, and *** there is ***, such Annual MRC Portions shall be *** by the percentage of ***. For example, at the beginning of Contract Year 2, the Annual MRC Portions for Contract Years 2 through 6 would be adjusted, and in Contract Year 5, the Annual MRC Portions for Contract Years 5 and 6 would be adjusted, in each case as described above. Such ECA Adjustments shall result in a corresponding adjustment to the MRC Total set forth in Section 2.1, and the updated Total MRC after each applicable Contract Year’s ECA Adjustment shall be equal to the sum of all of the Annual MRC Portions (i.e., the Annual MRC Portions for Contract Years 1 through 6). For clarity, the ECA Adjustments described in this Section 2.3 shall not be

CORELOGIC / COGNIZANT
CONFIDENTIAL    Amendment 1 to MASTER PROFESSIONAL SERVICES AGREEMENT    Page 1

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND RULE 24B-2 PROMULGATED THEREUNDER. OMITTED INFORMATION HAS BEEN REPLACED WITH ASTERISKS.

applied directly to the Total MRC, but instead shall be applied to the applicable Annual MRC Portions, the sum of which shall result an updated Total MRC.

4.	Section 2.4 of Schedule 11 to The MPSA is amended by deleting the second full paragraph and replacing it as follows:

Notwithstanding the foregoing, if the Annual Shortfall for any applicable Contract Year other than Contract Year 6 is equal to or less than *** percent (***%) of the Annual MRC Portion, Supplier shall not invoice CoreLogic for an Annual Shortfall Payment. Instead, the full amount of the Annual Shortfall shall be subtracted from the Qualifying Annual Revenue for the immediately following Contract Year for purposes of calculating whether there is an Annual Shortfall or an Annual Surplus for such immediately following Contract Year. The full amount of the Annual Shortfall, if any, in Contract Year 6 shall be included in the calculation of the Annual Shortfall Payment set forth above in the first portion of this Section 2.4, without regard to this paragraph.

5.	Section 3.4 (d) of Schedule 11 to The MPSA is amended by deleting the last sentence and replacing it as follows

For example, if, at the end of Contract Year 2, there is an Annual Shortfall greater than ***% of the Annual MRC Portion for such Contract Year, and CoreLogic elects to terminate a Service Area for convenience (pursuant to Section 20.2 of the MPSA) in accordance with this Section 3.4, (i) CoreLogic would pay the Annual Shortfall Payment for Contract Year 3, (ii) CoreLogic would pay the applicable Actual Partial Termination Payment associated with such Service Area, (iii) the Annual MRC Portions for Contract Years 3 through 6 would be reduced in accordance with this Section 3.4(d) and (iv) the amount of the Actual Partial Termination Payment would not be applied to past or future Contract Years as Qualifying Revenue.

6.	Capitalized terms used without definition have the meanings ascribed to them in the MPSA.

7.	All other terms of the MPSA remain in full effect.

IN WITNESS WHEREOF, the Parties have caused this MPSA Amendment to be executed by their respective duly authorized representatives as of the MPSA Amendment Effective Date.

CORELOGIC SOLUTIONS, LLC	COGNIZANT TECHNOLOGY SOLUTIONS U.S. CORPORATION
By: ___/s/ Elaine Wells__________________	By:___/s/ Steven Papera____________________
Title: __VP SSVM______________________	Title: __Corporate Counsel___________________
Date:___4/22/15_______________________	Date: __April 21, 2015_______________________

CORELOGIC / COGNIZANT
CONFIDENTIAL    Amendment 1 to MASTER PROFESSIONAL SERVICES AGREEMENT    Page 2